UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

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AMERICAN CORDILLERA MINING CORPORATION

(Exact name of Company as specified in its charter)

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Nevada	000-50738	91-1959986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

 (Address of principal executive offices) (Zip Code)

(509) 671-9401

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Section 4.  Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Company's Certifying Accountant.

(1)

Previous Independent Registered Public Accounting Firm

(i)

On September 22, 2015, Li and Company, PC, ("LICO") ceased its client-auditor relationship with American Cordillera Mining Corporation (the "Company") as its independent registered public accounting firm.

(ii)

The reports of LICO on the consolidated financial statements of the Company as of November 30, 2014 and 2013 and for the years then ended did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

(iii)

During the Company’s two most recent years ended November 30, 2014 and 2013, and any subsequent interim periods through September 22, 2015, the date of cessation, (a) there were no disagreements with LICO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LICO, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(iv)

On September 25, 2015, the Company provided LICO with a copy of this Current Report and has requested that it furnish the Company with a letter addressed to the U.S. Securities & Exchange Commission stating whether it agrees with the above statements.  A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(2)

New Independent Registered Public Accounting Firm

As of this date, no independent registered public accounting firm has been engaged.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits:

Exhibit No.	Description

16.1	Letter from Li and Company, PC, dated September 25, 2015, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Cordillera Mining Corporation

Date: September 25, 2015	By:	/s/ Frank H. Blair
Frank H. Blair, President, CEO, Director